UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 305-2410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Amendment No.3 to Loan and Security Agreement

On June 13, 2016, InspireMD, Inc. (the “Company”), entered into Amendment No.3 (“Amendment No.3”) to the Loan and Security Agreement, dated October 23, 2013, as amended on November 19, 2013 and July 23, 2014 (the “Loan and Security Agreement”), by and among the Company, InspireMD Ltd., the Company’s wholly-owned subsidiary (“Subsidiary”), and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc., “Hercules”), to amend the Loan and Security Agreement to provide that, among other things, the principal payment otherwise due and payable shall be suspended for a four month period beginning May 1, 2016, provided that the Company receives unrestricted and unencumbered net cash proceeds in an amount of at least $10 million from the sale of the Company’s equity securities with investors acceptable to Hercules on or prior to June 30, 2016. Amendment No.3 also modified the term loan maturity date under the Loan and Security Agreement to (i) April 1, 2017, if the Company does not complete such sale of its equity securities and Hercules does not waive such condition to complete such sale prior to June 30, 2016, or (ii) June 1, 2017, if the Company completes such sale of its equity securities, or if Hercules waives such condition to complete such sale of its equity securities, prior to June 30, 2016. In addition, the Company agreed to pay an increased end of term charge of $520,000 on the earliest to occur of February 1, 2017, or when the loan is paid in full or matures. In connection with Amendment No.3, the Company and Subsidiary granted a security interest in their intellectual property to Hercules, as more fully described below. In addition, in connection with Amendment No.3, the Company issued Hercules warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as more fully described below.

Warrant Agreement

On June 13, 2016, in connection with Amendment No.3, the Company entered into a Warrant Agreement, pursuant to which the Company issued Hercules warrants to purchase up to the number of shares of Common Stock equal to $182,399.30, divided by (i) the lowest effective price per share, determined on a common stock-equivalent basis, for which the Company’s equity securities are sold and issued by the Company in an equity financing in which the Company receives unrestricted aggregate gross cash proceeds of at least $7.5 million, subject to adjustment from time to time in accordance with the terms of the warrant agreement, or (ii) if such equity financing shall not have been consummated on or before July 30, 2016, or if, prior to the consummation of such equity financing, there shall be a transaction involving a change of control or a dissolution, liquidation or winding-up of the Company, then the closing price of a share of Common Stock on June 13, 2016, subject to adjustment thereafter from time to time in accordance with the terms of the warrant agreement. The warrants are immediately exercisable and have a five year term. The warrants may also be exercised on a cashless basis according to the formula set forth in the warrant agreement. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustments for stock splits, combinations or similar events. Upon the occurrence of a transaction involving a change of control in which the consideration is either all cash or securities that are either registered for sale on an exchange or quotation system or otherwise unrestricted, the warrants, to the extent not previously exercised, may be exchanged, at the holder’s request, for the consideration the holder would have received as if it had exercised the warrants immediately prior to the change of control. For all other changes of control, the warrants will be assumed by the successor or surviving entity with similar rights to the warrants, and thereafter the warrant shall be exercisable for the same number and type of securities or other property as if the warrants had been exercised in full immediately prior to the change of control. To the extent this warrant is not previously exercised, and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect, or, in the case of a transaction involving a change of control in which the consideration is either all cash or securities that are either registered for sale on an exchange or quotation system or otherwise unrestricted, where the value per share of Common Stock (as determined as of the closing of such transaction) to be paid to the holders thereof is greater than the exercise price then in effect, the warrant shall be deemed automatically exercised via cashless exercise as of immediately before its expiration.

The warrant agreement provides a piggyback registration rights to Hercules for the shares of Common Stock underlying the warrants.

Security Documents

On June 13, 2016, each of the Company and Subsidiary entered into an intellectual property security agreement with Hercules (collectively, the “IP Security Agreements”) in order to grant a security interest in and general lien upon the Company’s and Subsidiary’s intellectual property to secure the Company and Subsidiary’s obligations under the Loan and Security Agreement, as amended.

On June 13, 2016, Subsidiary and Hercules amended the Fixed Charge Debenture and the Floating Charge Debenture which were issued in connection with the Loan and Security Agreement (collectively, the “Debentures”) to include, among other things, the Company’s and Subsidiary’s intellectual property and Subsidiary’s accounts receivables as additional property to secure the Company’s obligations under the Debentures subject to a first priority perfected security interest granted under the Debentures.

The foregoing summaries of Amendment No.3, the warrant agreement, the IP Security Agreements and the amendments to the Debentures are not complete, and are qualified in their entirety by reference to the full text of the agreements, copies of which are be filed as exhibits to this Current Report on Form 8-K.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is contained in Item 1.01 and is incorporated by reference herein.

Item 3.02.            Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is contained in Item 1.01 and is incorporated by reference herein. The issuance of the Warrant was exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering..

Item 8.01            Other Events.

On June 14, 2016, the Company issued a press release announcing the restructuring of the term loan. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment No.1 to Loan and Security Agreement, dated November 19, 2013, by and among InspireMD, Inc., Inspire M.D Ltd and Hercules Technology Growth Capital, Inc.
10.2	Amendment No.2 to Loan and Security Agreement, dated July 23, 2014, by and among InspireMD, Inc., Inspire M.D Ltd and Hercules Technology Growth Capital, Inc.
10.3	Amendment No.3 to Loan and Security Agreement, dated June 13, 2016, by and among InspireMD, Inc., Inspire M.D Ltd and Hercules Capital, Inc.
10.4	Amendment to Debenture of Fixed Charge, dated June 13, 2016, by and between Inspire M.D Ltd and Hercules Capital, Inc.
10.5	Amendment to Debenture of Floating Charge, dated June 13, 2016, by and between Inspire M.D Ltd and Hercules Capital, Inc.
10.6	Warrant Agreement, dated June 13, 2016, by and between InspireMD, Inc. and Hercules Capital, Inc.
10.7	Intellectual Property Security Agreement, dated as of June 13, 2016, by and among InspireMD, Inc., several banks and other financial institutions or entities from time to time parties to the Loan and Security Agreement, and Hercules Capital, Inc., as agent
10.8	Intellectual Property Security Agreement, dated as of June 13, 2016, by and among Inspire M.D. LTD, several banks and other financial institutions or entities from time to time parties to the Loan and Security Agreement, and Hercules Capital, Inc., as agent
99.1	Press release dated June 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: June 14, 2016	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer